UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Ordinary Warrants and the Placement Agent Warrants (each as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Ordinary Warrants and the Placement Agent Warrants were issued and the Ordinary Shares issuable thereunder will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On January 7, 2025, Lifeward Ltd. (“Lifeward” or the “Company”) signed a purchase agreement (the “Purchase Agreement”) with certain institutional investors for the issuance and sale of 1,818,183 ordinary shares (the “Shares”), par value NIS 1.75 per share (“Ordinary Shares”) and ordinary warrants to purchase up to an aggregate of 1,818,183 Ordinary Shares at an exercise price of $2.75 per share (the “Ordinary Warrants”). Each Share was sold at an offering price of $2.75. The offering of the Shares (the “Registered Direct Offering”) was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-263984) (the “Form S-3”) initially filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2022, and declared effective by the Commission on May 16, 2022, and the Ordinary Warrants were issued in a concurrent private placement as set forth in Item 3.02 (the “Private Placement,” and, collectively with the Registered Direct Offering, the “Offering”). The Ordinary Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending three years from the date of issuance. The Offering is expected to close on January 8, 2025.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering, pursuant to an engagement agreement (the “Engagement Letter”), dated as of January 6, 2025, by and between the Company and Wainwright, pursuant to which Wainwright agreed to act as the Company’s exclusive placement agent in connection with various transactions from time to time, the terms of which apply to this Offering. Pursuant to the Engagement Letter, the Company agreed to pay Wainwright a cash fee of 7.0% and a management fee of 1.0% of the aggregate gross proceeds of the Offering. In addition, upon any exercise for cash of any Ordinary Warrants, the Company agreed to pay Wainwright within five (5) business days of the receipt by the Company of the exercise price (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto. The Company also agreed to issue to Wainwright, or its designees, upon closing of the Offering, warrants to purchase up to 109,091 Ordinary Shares (the “Placement Agent Warrants”). The Placement Agent Warrants will have substantially the same terms as the Ordinary Warrants, except that the Placement Agent Warrants will have an exercise price equal to $3.4375 per share, or 125% of the offering price per share. The Company also agreed to pay Wainwright for its expenses in connection with the Offering on a non-accountable basis in an amount equal to $35,000, up to $50,000 for legal fees and expenses and up to $15,950 for clearing expenses.

Wainwright did not purchase or sell any of the Shares or Ordinary Warrants and was not required to arrange the purchase or sale of any specific number of Shares or dollar amount. The gross proceeds to the Company from the Offering were approximately $5.0 million, before deducting placement agent fees and offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for continuing commercial efforts, working capital, and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed for a period of thirty (30) days following the closing of the Offering not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or any other securities convertible into, or exercisable or exchangeable for, Ordinary Shares, or file any registration statement or any amendment or supplement thereto. Such restriction does not apply to, in addition to certain customary exceptions, certain limited securities issuances, the issuance by the Company of securities pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, where not for the purpose of raising capital, or certain other compensatory issuances. The Company has also agreed for a period of one (1) year following the closing date of the Offering not to (i) issue or sell any equity or debt securities convertible into, or exercisable or exchangeable for, or include the right to receive, additional ordinary shares either (A) at a conversion price, exercise price or exchange price that is based upon, and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion price, exercise price or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for Ordinary Shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future-determined price, other than an at-the-market facility with Wainwright as sales agent 30 days after the closing date of the Offering.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Company also agreed in the Purchase Agreement to file with the Commission a registration statement for the resale of the Ordinary Shares underlying the Ordinary Warrants and to use reasonable best efforts to file such registration statement within thirty (30) days of the date of the Purchase Agreement and cause such registration statement to be declared effective by the Commission as soon as practical.

The foregoing descriptions of the Ordinary Warrants, the Placement Agent Warrants and the Purchase Agreement are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 4.1, 4.2, and 10.1 hereto and incorporated by reference herein. A copy of the legal opinion and consent of Goldfarb Seligman & Co., Israeli counsel to the Company, relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the press release announcing the Offering and the Company’s entry into the Purchase Agreement is attached as Exhibit 99.1 hereto.

The information in Item 3.02 above is incorporated herein by reference to the extent applicable.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereof. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the securities purchase agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include statements related to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering, the intended use of proceeds from the registered direct offering and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Lifeward’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading “Risk Factors” in the Company’s annual report on Form 10-K and 10-K/A for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC.
Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date hereof. Factors or events that could cause Lifeward’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for Lifeward to predict all of them. Except as required by law, Lifeward undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Form of Ordinary Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Goldfarb Seligman & Co.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).
99.1	Press release dated January 7, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: January 8, 2025	By:	/s/ Mike Lawless
	Name:	Mike Lawless
	Title:	Chief Financial Officer